EXHIBIT 4.2





This Warrant has been sold pursuant to an exemption from registration under the Securities Act of 1933 and state securities statutes requiring the purchaser to hold such Warrant for investment. The Warrant may not be resold or otherwise transferred unless the Warrant has been registered under said Act and state securities statutes or the holder of the Warrant obtains an opinion of counsel reasonably satisfactory to HLM DESIGN, INC. that such transfer is exempt from such registration. In addition, this Warrant may be transferred, in whole or in part, only (i) pursuant to operation of law, (ii) to persons who are both officers and shareholders of the Holder; or (iii) to employees of the Holder. Notwithstanding the foregoing, for a period of one year from the date hereof, this Warrant may not be transferred to any person, other than bona fide officers of the Holder, or by operation of law.



                                     WARRANT

                                HLM DESIGN, INC.
                   (hereinafter referred to as the "Company")


             Right to purchase __________________________* (______*)
          shares (the "Warrant Shares") of Common Stock of the Company
         (the "Common Stock") at a price per share of $__________ [120%
           of Offering Price], exercisable in whole or in part at any time during the term set forth herein



         THIS CERTIFIES THAT, for value received,__________________________ [the Underwriter] (hereinafter the "Holder"), its successors and assigns, is entitled to purchase and receive the aforementioned number of shares of the common stock of the Company at the time of exercise upon payment of the aforementioned price per share or an aggregate price of ______________________* Dollars ($___________*).

         The obligations of the Company and the rights of the Holder pursuant to this Warrant are subject to the following terms and conditions:

I.       DEFINITIONS

         A.       "Holder" means _____________________________ and its heirs, successors and assigns. If there is more than one Holder at any time, each such Holder shall be entitled, without duplication, to the rights and privileges granted hereunder.

         B. "Company" means HLM DESIGN, INC. and its successors and assigns.

         C. "Registration," "register" and like words mean compliance with all of the laws, rules, regulations and provisions of agreements and corporate documents pertaining to the lawful and unconditional transfer of the securities by way of a public offering or distribution, including Regulation A, when applicable.

         D. "Security" means this Warrant, shares of stock of all classes, types and services, and all rights, however evidenced or contained, convertible or exercisable or exchangeable into such shares.

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         E.       "Agreement" means the Underwriting Agreement dated May _____,
                  1998 entered into by the Company , the Holder and others.



II.      TERM


         This Warrant shall expire upon the earlier of (i) the fifth (5th) anniversary date hereof, or (ii) thirty (30) days after the Holder has received written notice of the consolidation or merger of the Company to or with any corporation or corporations (other than a merger with another corporation in which the holders of Common Stock receive stock in the surviving corporation as the sole form of consideration), the sale or transfer by the Company of all or substantially all of its assets for cash, the acquisition by any person or "group" (as such term is defined pursuant to Rule 13d-3 pursuant to the Securities Exchange Act of 1934, as amended) of all of the then outstanding shares of Common Stock (the "Expiration Date").


III.     EXERCISE PRICE

         The exercise price for each share of Common Stock shall be $____________ per share.

IV.      EXERCISE


         A. This Warrant shall become exercisable one (1) year after the date hereof. Thereafter, this Warrant may be exercised in whole or in part at any time or times on or before the Expiration Date.


         B. This Warrant and the rights of the Holder hereunder shall be exercised by delivery (for notation in the case of partial exercise, or surrender in the case of total exercise) of this Warrant and of a signed subscription agreement in form attached hereto as Exhibit A specifying the portion of this Warrant exercised, and by payment to the Company by certified check or bank draft of the exercise price for such shares.

         C. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock for the purpose of issuance of the Warrant Shares upon exercise of this Warrant, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the exercise thereof in whole.

V.       ANTI-DILUTION

         If all or any portion of this Warrant shall be exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation of the Company occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding shares of Common Stock of the Company (or shall be issuable in respect of securities convertible into shares of Common Stock) or upon exercise of rights (other than this Warrant) to purchase shares of Common Stock or shares of such Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received for the aggregate price paid, as if the Holder had exercised this Warrant immediately before such stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.


VI.      TRANSFER


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         A.       This Warrant shall be registered on the books of the Company, and shall be transferable in whole or in part only on said books by the registered Holder hereof in person or by duly authorized attorney.


         B. This Warrant may be transferred, in whole or in part, only (i) pursuant to operation of law, (ii) to persons who are both officers and shareholders of the Holder; or (iii) to employees of the Holder. Notwithstanding the foregoing, for a period of one year from the date hereof, this Warrant may not be transferred to any person, other than bona fide officers of the Holder, or by operation of law.



VII.     THERE IS NO SECTION VII.

VIII.    CONSIDERATION

         This Warrant is referred to in the Agreement. The Company acknowledges that the consideration for the issuance of this Warrant was the execution and performance of the Agreement and other good and valuable consideration.

IX.      INFORMATION

         The Holder shall be entitled to receive all notices, communications and information mailed, delivered or made available to shareholders of the Company. The address for the Holder is _________________________________________________.


X.       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.


XI.      MISCELLANEOUS

         The subject headings contained in this Warrant are for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Warrant.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered and its seal placed hereon by its duly authorized officer
at Charlotte, North Carolina, this [      ] day of May, 1998.



                               HLM DESIGN, INC.


                                          By:___________________________________
                                             ___________________________________

                              EXHIBIT A TO WARRANT

                    FORM OF SUBSCRIPTION PURSUANT TO WARRANT



         The undersigned, holder or assignee of such holder of the foregoing Warrant of HLM DESIGN, INC., hereby (i) subscribes for ________________________ (_______ ) shares of stock which the undersigned is entitled to purchase under the terms of the Warrant, and (ii) directs that the stock issuable upon exercise of the Warrant be issued and delivered to the following named person(s), payment of the exercise price to be made on delivery as follows:




DATED:__________________


                                        ______________________________________
                                        (Name)

                                        ______________________________________
                                        (Address)


                              Signature ______________________________________